Exhibit 10.32

(Space above for recorder’s use)

Recording requested by and

when recorded deliver to:

Latham & Watkins LLP
355 S. Grand Avenue, Suite 100

Los Angeles, California 90071-1560
Attn:  Kim N. A. Boras, Esq.

SECOND LIEN LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

by and from Green Plains Madison LLC, “Mortgagor”

to BNP PARIBAS,
in its capacity as Pari Passu Agent, “Mortgagee”

Dated as of April 5, 2018

Address:395 Bissell Street
Municipality:Madison
County:Madison County
State:Illinois
Parcel ID No. (PIN):21-1-35-26-00-000-000.230

Legal Description:See Exhibit A attached.

This mortgage contains after-acquired property provisions and constitutes a fixture financing statement under the Illinois Uniform Commercial Code.

NOTICE:  This mortgage secures credit in an amount not to exceed $1,700,000,000.00.  Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

074658.01286/106510613v.2

US-DOCS\94696478.5

OMA-477449-3

SECOND LIEN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

THIS SECOND LIEN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT (this “Mortgage”) is made as of April 5,  2018 by Fleischmann’s Vinegar Company, Inc., a Delaware corporation (together with its successors and permitted assigns, “Mortgagor”), having an address at 1811 Aksarben Drive, Omaha, NE 68106, to BNP PARIBAS (“BNPP”), as Pari Passu Agent (as hereinafter defined), having an address at 787 Seventh Avenue, New York, New York  10019 (BNPP, in such capacity, together with its successors and assigns, “Mortgagee”).

RECITALS

A.BNPP is party to that certain Term Loan Intercreditor and Collateral Agency Agreement, dated as of August 29, 2017 (as it may be amended, restated, supplemented, replaced or otherwise modified from time to time the “Term Loan Intercreditor Agreement”), by and among BNPP in its capacity as collateral agent for the holders of the Term Loan Obligations (as defined therein) (BNPP and its successors and assigns in such capacity being hereinafter referred to as “Term Loan Agent”), BNPP in its capacity as collateral agent for the holders of the ABL Obligations (such holders collectively referred to herein as the “ABL Claimholders” and each, individually, as a “ABL Claimholder”) (BNPP and its successors and assigns in such capacity being hereinafter referred to as “Pari Passu Agent”), BANK OF THE WEST and ING CAPITAL LLC, as joint administrative agent for the holders of the ABL-Cattle Obligations (as defined therein) (together with their respective successors and assigns in such capacity being hereinafter referred to as “ABL-Cattle Agent”), BNPP in its capacity as collateral agent for the holders of the ABL-Grain Obligations (as defined therein) (together with its successors and assigns in such capacity being hereinafter referred to as “ABL-Grain Agent”), and PNC BANK, NATIONAL ASSOCIATION, as agent for the holders of the ABL-Trade Obligations (as defined therein) (together with its successors and assigns in such capacity being hereinafter referred to as “ABL-Trade Agent”), and acknowledged and agreed to by GREEN PLAINS INC., a Delaware corporation (the “Company”) and the other New Grantors (as defined therein).  Any capitalized term used in this Mortgage that is not otherwise defined herein, either directly or by reference to another document, shall have the meaning for purposes of this Mortgage as it is given in the Term Loan Intercreditor Agreement.

B.Mortgagor is one of the New Grantors under the Term Loan Intercreditor Agreement and has entered into a Guaranty in favor of ABL-Cattle Agent, a Guaranty in favor of ABL-Grain Agent and a Guaranty in favor of ABL-Trade Agent, each dated as of August 29, 2017, guaranteeing the ABL-Cattle Obligations, the ABL-Grain Obligations and the ABL-Trade Obligations, respectively (collectively, the “Guaranteed Obligations”).

C.Pursuant to the Term Loan Intercreditor Agreement, Mortgagor executes and delivers this Mortgage to secure the Guaranteed Obligations on a pari passu basis (collectively the “Obligations Secured”).

D.Pursuant to the Term Loan Intercreditor Agreement, this Mortgage, in second lien and security interest status, will be and remain subject, junior and subordinate to that certain First

Lien Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated as of the date hereof, made by Mortgagor to Term Loan Agent (as it may hereafter be amended, restated, supplemented, renewed, consolidated, extended, substituted, replaced or otherwise modified from time to time, the “First Lien Mortgage”), and the First Lien Mortgage shall be prior and superior to this Mortgage.

E.Mortgagor is the holder of leasehold title in and to all of the real estate located in the County of Madison (the “County”) and State of Illinois (the “State”), and more fully described in Exhibit A attached hereto (the “Land” or the “Leased Property”), pursuant to the Lease Agreement dated as of November 15, 2007 (as it has been amended or otherwise modified to date, the “Ground Lease”) by and between America’s Central Port District, a municipality and body politic (formerly known as Tri-City Regional Port District), as lessor (“Lessor”) and Mortgagor (successor by assignment from Abengoa Bioenergy of Illinois, LLC), as lessee, (“Lessee”), a memorandum of which was recorded on November 15, 2007 as Document No. 2007R59587 of the Official Records of Madison County, Illinois, which Leased Property forms a portion of the Mortgaged Property described below.

DEFINITIONS

Environmental Law means all Federal, state or local laws, statutes, rules, regulations, ordinances, codes and common laws, together with all administrative orders, licenses, authorizations and permits of, and written agreements with, any Governmental Authorities, in each case relating to pollution or protection of health or environmental media (i.e. air, soil, sediments, land surface, natural resources, and water), including (i) such laws relating to any actual or threatened release, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Materials and (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, together with any amendments or reauthorizations thereto or thereof, and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents.

Event of Default means any “Event of Default” under any ABL Loan Document.

Hazardous Material means all substances and wastes defined pursuant to any Environmental Law as hazardous, toxic, corrosive, flammable, explosive, carcinogenic, mutagenic, infectious, radioactive, or pollutants, including petroleum or any fraction thereof, petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes and all other substances or wastes of a similar nature.

Permitted Liens means “Permitted Liens,” “Permitted Encumbrances” or similar terms as defined in the ABL Loan Documents and for avoidance of doubt, any Lien in favor of the Term Loan Collateral Agent to secure Term Loan Obligations under the Term Loan Documents.

Article 1 GRANT
Section 1.1 Grant

.  NOW, THEREFORE, in consideration of (A) Ten Dollars ($10.00) in hand paid, the receipt and sufficiency of which are hereby acknowledged, and (B) the foregoing Recitals, for the purpose of securing the complete and timely performance and payment of all present and future indebtedness, liabilities and obligations which the Mortgagor has from time to time incurred or may incur or be liable to the ABL Claimholders and the Pari Passu Agent (each, a “Secured Party”, collectively, the “Secured Parties”) under or in connection with the Obligations Secured, the Mortgagor hereby GRANTS, REMISES, RELEASES, ALIENS, CONVEYS, MORTGAGES AND WARRANTS to Pari Passu Agent (for the benefit of the Secured Parties), and their successors and assigns, (1) all right, title and interest, if any, that the Mortgagor may now have or hereafter acquire in and to the Leased Property, (2) the Ground Lease, as the same may be amended, restated, renewed or extended in the future in compliance with this Mortgage, including any options to purchase, extend or renew provided for in such Ground Lease (collectively, the “Subject Lease”) and any non-disturbance, attornment and recognition agreement benefiting Mortgagor with respect to the Subject Lease, together with all credits, deposits, privileges, rights, estates, title and interest of Mortgagor as tenant under the Subject Lease (including all rights of Mortgagor to either treat the Subject Lease as terminated or elect to retain certain rights under the Subject Lease, each pursuant to Section 365(h)(1)(A) of the Bankruptcy Code (a “365(h) Election”)), or any other state or deferral insolvency, reorganization, moratorium or similar law for the relief of debtors (a “Bankruptcy Law”), or any comparable right provided under any other Bankruptcy Law, together with all rights, remedies and privileges related thereto, and all books and records that contain records of payments of rent or security made under the Subject Lease and all of Mortgagor’s claims and rights to the payment of damages that may arise from Lessor’s failure to perform under the Subject Lease, or rejection of the Subject Lease under any Bankruptcy Law (a “Lease Damage Claim”),  Mortgagee having the right, at any time and from time to time, to notify Lessor of the rights of Mortgagee hereunder, and (3) all assignments, modifications, extensions and renewals of the Subject Lease and all credits, deposits, options, privileges and rights of Mortgagor as tenant under the Subject Lease, including, but not limited to, rights of first refusal, if any, and the right, if any, to renew or extend the Subject Lease for a succeeding term or terms; together with (i) all right, title and interest, if any, that the Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures of every nature whatsoever now or hereafter located on the Land (the “Improvements”), and (ii) all air rights, water rights and powers, development rights or credits, zoning rights or other similar rights or interests that benefit or are appurtenant to the Land (all of the foregoing, including the Land, the “Premises”);

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Mortgagor may now have or hereafter acquire in and to any of the following related to the Land:  (a) all easements, rights of way or gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses and public places, and any other interests in property constituting appurtenances to the Premises, or that hereafter shall in any way belong, relate or be appurtenant thereto; (b) all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter relating to the Real Property (as defined below), excluding any of the foregoing items that cannot be transferred or encumbered by the Mortgagor without causing a default thereunder or a termination thereof; (c) all hereditaments, gas, oil and minerals (with the right to extract, sever and remove such gas, oil and minerals) located in, on or under the Premises; (d) all split or division rights with respect to the Land and easements of every nature whatsoever; and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (a), (b), (c) and (d) above (all of the foregoing, the “Property Rights”);

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Mortgagor may now possess or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in or on, or attached to, or used or intended to be used in connection with (or with the operation of), the Premises, including (a) all apparatus, machinery and equipment of the Mortgagor (to the extent that any of the foregoing constitute “fixtures” under applicable law); and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (all items listed in the foregoing clauses (a) and (b), the “Fixtures”).  Mortgagor and Pari Passu Agent agree that the Premises and all of the Property Rights and Fixtures owned by the Mortgagor (collectively the “Real Property”) shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be real estate and covered by this Mortgage; and

TOGETHER WITH all the estate, right, title and interest, if any, of the Mortgagor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the Real Property or any part thereof (it being understood that, except as otherwise provided herein or in the Term Loan Intercreditor Agreement, the Mortgagor is hereby authorized to collect and receive such awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided herein); (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property, including all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; (iii) all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Real Property; and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property (the rights and interests described in this paragraph, the “Intangibles”).

The Mortgagor (i) pledges and assigns to the Pari Passu Agent from and after the date of the effectiveness hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security, as earnest money or as down payment for the purchase of all or any part of the Real Property) under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property (all of the foregoing, the “Rents”), and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, transfers and assigns to Pari Passu Agent all such leases, contracts and agreements (including all the Mortgagor’s rights under any contract for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral lease relating to the Real Property) (collectively the “Leases”); provided however, that so long as no Event of Default has occurred and is continuing, a license is hereby given to Mortgagor to collect and use such Rents.

All of the property described above, including the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, is called the “Mortgaged Property”).

Notwithstanding the foregoing or any other provision of this Mortgage including, without limitation, Section 2.1 of this Mortgage, the Mortgaged Property does not include any movable personal property or movable contents owned by Mortgagor and located within the Improvements which would be insurable as “contents” pursuant to Section III. Property Covered: Coverage B – Personal Property of the General Property Form, Standard Flood Insurance Policy issued by the United States Federal Emergency Agency National Flood Insurance Program.

Nothing herein contained shall be construed as constituting the Pari Passu Agent a mortgagee-inpossession in the absence of the taking of title and/or possession of the Mortgaged Property by the Pari Passu Agent.  Nothing contained in this Mortgage shall be construed as imposing on the Pari Passu Agent any obligation of any lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by the Pari Passu Agent.  In the exercise of the powers herein granted the Pari Passu Agent, prior to Pari Passu Agent taking title to or possession of the Mortgaged Property, no liability shall be asserted or enforced against the Pari Passu Agent, all such liability being expressly waived and released by the Mortgagor, except for any such liability arising on account of the Pari Passu Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

TO HAVE AND TO HOLD the Mortgaged Property, and all other properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto the Pari Passu Agent, its beneficiaries, successors and assigns, forever for the uses and purposes herein set forth.  Except to the extent such a release or waiver is not permitted by applicable law, the Mortgagor hereby releases and waives all rights of redemption or reinstatement, if any, under and by virtue of any of the laws of the State, and the Mortgagor hereby covenants, represents and warrants that, at the time of the execution and delivery of this Mortgage, (a) the Mortgagor has good and marketable leasehold title to the Mortgaged Property, with lawful authority to grant, remise, release, alien, convey, mortgage and warrant the Mortgaged Property, (b) the title to the Mortgaged Property is free and clear of all encumbrances, except the Permitted Liens and (c) except for the Permitted Liens, the Mortgagor will forever defend the Mortgaged Property against all claims in derogation of the foregoing.

Article 2 SECURITY AGREEMENT AND FINANCING STATEMENT
Section 2.1 Security Agreement

.  The Pari Passu Agent and the Mortgagor further agree that if any of the property herein mortgaged is of a nature so that a security interest therein can be created and perfected under the

Uniform Commercial Code in effect in the State (the “Code”), this Mortgage shall constitute a security agreement, fixture filing and financing statement, and for that purpose, the following information is set forth:

(a) In addition to the foregoing grant of mortgage, the Mortgagor hereby grants a continuing second priority security interest to the Pari Passu Agent for the benefit of the Secured Parties in that portion of the Mortgaged Property in which the creation and/or perfection of a security interest is governed by the Code.

(b) The “Debtor” is the Mortgagor and the “Secured Party” is the Pari Passu Agent for the benefit of itself and the other Secured Parties.
(c) The name and address of the Debtor are as set forth in the Preamble to this document.
(d) The name and address of the Secured Party are as set forth in the Preamble to this document.
(e) The description of the types or items of property covered by this financing statement is: All of the Mortgaged Property in which a security interest may be perfected pursuant to the Code.
(f) The description of the real estate to which collateral is attached or upon which collateral is located is set forth on Exhibit A.

(g) The Pari Passu Agent may file this Mortgage, or a reproduction hereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified herein as part of the Mortgaged Property.  Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

(h) The Mortgagor authorizes the Pari Passu Agent to file any financing statement, continuation statement or other instrument that the Pari Passu Agent or the ABL Controlling Agent may reasonably deem necessary or appropriate from time to time to perfect or continue the security interest granted above under the Code.

Section 2.2 Fixture Filing

.  To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land, and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture-filing” within the meaning of Sections 9-604 and 9-502 of the Code as in effect on the date hereof.  Subject to the terms and conditions of the Term Loan Intercreditor Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein, in the ABL Loan Documents, or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the election of the ABL Controlling Agent.

Article 3 WARRANTIES, REPRESENTATIONS, and COVENANTS

Mortgagor warrants, represents, and covenants to Mortgagee and the ABL Claimholders as follows:

Section 3.1 Second Lien Status

.  Mortgagor shall preserve and protect the priority lien of this Mortgage as a second lien as herein provided.  If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b)(i) pay the underlying claim in full or take such other action so as to cause it to be released or (ii) contest the same in compliance with the requirements of the ABL Loan Documents (including, if applicable, any requirement to provide a bond or other security satisfactory to Mortgagee).

Section 3.2 Payment of Taxes on this Mortgage

.  Without limiting any provision of the ABL Loan Documents, the Mortgagor agrees that, if the government of the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Mortgage or shall levy, assess or charge any tax, assessment or imposition upon this Mortgage or the credit or indebtedness secured hereby or the interest of any Secured Party in the Premises or upon any Secured Party by reason of or as holder of any of  the foregoing then, the Mortgagor shall pay for such documentary stamps in the required amount and deliver them to the Pari Passu Agent or pay (or reimburse the Pari Passu Agent for) such taxes, assessments or impositions.  The Mortgagor agrees to provide to the Pari Passu Agent, at any time upon request, official receipts showing payment of all taxes, assessments and charges that the Mortgagor is required or elects to pay under this Section.  The Mortgagor agrees to indemnify each Secured Party against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations Secured and regardless of whether this Mortgage shall have been released.

Section 3.3 Leases Affecting the Real Property

.  All future lessees under any Lease made after the date of recording of this Mortgage shall, at the direction of the ABL Controlling Agent (or at the Pari Passu Agent’s option) and without any further documentation, attorn to the Pari Passu Agent as lessor if for any reason the Pari Passu Agent becomes lessor thereunder, and, upon demand after an Event of Default has occurred and is continuing, pay rent to the Pari Passu Agent, and the Pari Passu Agent shall not be responsible under such Lease for matters arising prior to the Pari Passu Agent becoming lessor thereunder; provided that the Pari Passu Agent shall not become lessor or obligated as lessor under any such Leases unless and until it shall have been directed by the ABL Controlling Agent to do so, or it shall elect in writing to do so.

Section 3.4 Use of the Real Property

.  The Mortgagor agrees that it shall not (a) permit the public to use any portion of the Real Property in any manner that could reasonably be expected to impair the Mortgagor’s title to such property, or to make possible any claim of easement  by prescription or of implied dedication to public use, provided Mortgagor has actual knowledge of such use; (b) institute or acquiesce in any proceeding to change the zoning classification of the Real Property, nor shall the Mortgagor change the use of the Mortgaged Property in any material way, without the consent of the ABL Controlling Agent, which consent shall not be unreasonably withheld; and (c) permit any material legal or economic waste to occur with respect to the Mortgaged Property.

Section 3.5 Insurance

.  Subject to the Term Loan Intercreditor Agreement, the Mortgagor shall:

(a)At its sole expense, obtain for, deliver to, assign to and maintain for the benefit of the Pari Passu Agent, until the Obligations Secured are paid in full, (i) insurance upon the Mortgaged Property, in such form, written by such companies, for such periods, and against such risks and in amounts customarily insured against or carried by corporations engaged in the same or substantially similar business and similarly situated, with provisions reasonably satisfactory to the Pari Passu Agent for payment of all losses under applicable policies to the Pari Passu Agent (including a lender loss payee endorsement in favor of the Pari Passu Agent); (ii) liability insurance (including an endorsement naming the Pari Passu Agent as an additional insured), written by such companies, for such periods, and against such risks and in amounts customarily insured against or carried by corporations engaged in the same or substantially similar business and similarly situated; and (iii) with respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, flood insurance in such reasonable total amount as the Pari Passu Agent may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to applicable flood insurance laws, from a financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Mortgaged Property of the Mortgagor ceases to be financially sound and reputable, in which case, the Mortgagor shall promptly replace such insurance company with a financially sound and reputable insurance company), and, if required by the Pari Passu Agent, deposit copies of such policies with the Pari Passu Agent; and use commercially reasonable efforts to cause each policy of insurance to provide for no less than 10 days’ prior written notice to the Pari Passu Agent of cancellation of a policy due to non-payment of a premium and no less than 30 days’ prior written notice to the Pari Passu Agent of cancellation for any other reason.  Prior to an Event of Default, use of insurance proceeds shall be governed by the Term Loan Intercreditor Agreement.  If an Event of Default exists and is continuing, and the Pari Passu Agent has given notice to the Mortgagor that the Pari Passu Agent intends to exercise its rights under this Section 3.5, then, subject to the Term Loan Intercreditor Agreement, the Pari Passu Agent shall be entitled to (a) adjust any casualty loss and (b) apply the proceeds thereof as provided in Section 4.2 of this Mortgage.

(b)Maintain and preserve all property that is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof.

Section 3.6 Real Property Taxes

.  The Mortgagor covenants and agrees to pay before delinquent all real property taxes, assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Premises or the Mortgagor and whether levied, assessed or imposed as excise, privilege or property taxes; provided that the foregoing shall not require the Mortgagor to pay any of the foregoing so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and so long as neither the Mortgaged Property nor any part thereof or interest therein shall be in reasonable danger of being sold, forfeited, terminated, cancelled or lost.

Section 3.7 Condemnation Awards

.  Subject to the terms of the Term Loan Intercreditor Agreement, the Mortgagor assigns to the Pari Passu Agent, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use “Eminent Domain Proceedings”).  If an Event of Default exists and is continuing and the Pari Passu Agent has given notice to the Mortgagor that the Pari Passu Agent intends to exercise its rights under this Section 3.7, then, subject to the terms of the Term Loan Intercreditor Agreement, the Pari Passu Agent shall be entitled to (a) participate in and/or direct (at the sole discretion of the ABL Controlling Agent) any Eminent Domain Proceedings and (b) apply the proceeds thereof as provided in Section 4.2 of this Mortgage.

Article 4 DEFAULT AND FORECLOSURE
Section 4.1 Remedies

.  Subject to the provisions of the ABL Loan Documents and the Term Loan Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, including a failure to perform or observe any of the covenants set forth in this Mortgage that is not cured within any applicable cure period, in addition to any rights and remedies provided for in the ABL Loan Documents, if and to the extent permitted by applicable law, the following provisions shall apply:

(a) Pari Passu Agent’s Power of Enforcement.  The Pari Passu Agent may immediately foreclose this Mortgage by judicial action.  In the event of public sale, the Mortgaged Property may be sold as a whole or in parcels at the option of Pari Passu Agent.  The court in which any proceeding is pending for the purpose of foreclosure of this Mortgage may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Obligations Secured, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the loans and other financial accommodations hereby secured are made) for the benefit of the Secured Parties, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption.  The receiver, out of the Rents when collected, may pay reasonable costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay any part of the Obligations Secured in accordance with the ABL Loan Documents (subject to the Term Loan Intercreditor Agreement), or any deficiency decree entered in such foreclosure proceeding.  Upon or at any time after the filing of a suit to foreclose this Mortgage, the court in which such suit is filed shall have full power to enter an order placing the Pari Passu Agent in possession of the Real Property with the same power granted to a receiver pursuant to this clause (a) and with all other rights and privileges of a mortgagee-in-possession under applicable law.

(b) Pari Passu Agent’s Right to Enter and Take Possession, Operate and Apply Income.  The Pari Passu Agent shall, at the direction of ABL Controlling Agent or at its option, have the right, acting through its agents or attorneys or a receiver, with process of law, to enter upon and take possession of the Real Property, to expel and remove any persons, goods or chattels occupying or upon the same, to collect or receive all the Rents, to manage and control the Real Property, to lease the Real Property or any part thereof, from time to time, and, after deducting all reasonable attorneys’ fees and expenses of outside counsel, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, to distribute and apply the remaining net income in such order and to such of the Obligations Secured in accordance with the ABL Loan Documents (subject to the Term Loan Intercreditor Agreement) or any deficiency decree entered in any foreclosure proceeding.

(c) Appointment of a Receiver.  At any time after the commencement of an action in foreclosure, or during the period of redemption, Mortgagor waives its right to possession of the Mortgaged Property and agrees that the court having jurisdiction of the case shall, at Pari Passu Agent’s request, appoint a receiver to take immediate possession of the Rents and the other Mortgaged Property, and to rent the Mortgaged Property as such receiver may deem best for the interest of all interested parties.  For purposes of this Mortgage, the term “Rent” also includes “profits” and “issues.”  Such receiver shall be liable to account to Mortgagor only for the net profits, after application of Rents to the costs and expenses of the receivership and foreclosure and to the Obligations Secured.

Section 4.2 Application of Rents or Proceeds from Foreclosure or Sale

.  All proceeds of any foreclosure of this Mortgage by judicial action in any court (and any decree for sale shall provide that such proceeds shall) be applied as follows:

(a) First, to all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Pari Passu Agent to the extent reimbursable under applicable law in connection with (i) the Mortgagor’s execution, delivery and performance of this Mortgage, (ii) protecting, preserving or maintaining the Real Property and (iii) enforcing the rights of the Pari Passu Agent hereunder (collectively “Costs and Expenses”).  All Costs and Expenses shall become additional Obligations Secured when paid or incurred by the Pari Passu Agent in connection with any proceeding, including any bankruptcy proceeding, to which any Secured Party shall be a party, either as plaintiff, claimant or defendant, by reason of this Mortgage or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or if permitted by applicable law, any sale by advertisement.

(b) Then, to all Obligations Secured that then remain unpaid in such order as the ABL Controlling Agent may determine in its discretion.

The Mortgagor shall remain liable for any deficiency to the extent provided in the documents that create the Obligations Secured.

Section 4.3 Cumulative Remedies; Delay or Omission Not a Waiver

.  No remedy or right of the Pari Passu Agent shall be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at  law or in equity.  No delay in the exercise or omission to exercise any remedy or right available during the existence of any Event of Default shall impair any  such remedy or right or be construed to be a waiver of such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature.  To the extent permitted by applicable law, every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Pari Passu Agent.

Section 4.4 Pari Passu Agent’s Remedies against Multiple Parcels

.  If more than one property,  lot or parcel is covered by this Mortgage, and this Mortgage is foreclosed upon or judgment is entered upon any Obligations Secured, execution may be made upon any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or  separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at the election of the ABL Controlling Agent.

Section 4.5 No Merger

.  In the event of a foreclosure of this Mortgage in any court or any other mortgage or trust deed securing the Obligations Secured, the Obligations Secured then due shall, at the option of the ABL Controlling Agent, not be merged into any decree of foreclosure entered by the court, and the Pari Passu Agent may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust that also secure the Obligations Secured.

Article 5 MISCELLANEOUS
Section 5.1 Notices

.  All notices and other communications hereunder shall be in writing and shall be given in the manner, within the time periods and to the applicable address identified in the Term Loan Intercreditor Agreement.

Section 5.2 Governing Law

.  This Mortgage shall be construed, governed and enforced in accordance with the laws of the State.  Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

Section 5.3 Satisfaction of Mortgage

.  Upon full payment and performance of all the Obligations Secured, or upon satisfaction of the conditions set forth in the Term Loan Intercreditor Agreement for release of the Mortgaged Property from this Mortgage, then the Pari Passu Agent shall, promptly upon request of the Mortgagor, execute and deliver to the Mortgagor a satisfaction of mortgage or reconveyance of the Mortgaged Property reasonably acceptable to the Mortgagor.

Section 5.4 Successors and Assigns Included in Parties; Third Party Beneficiaries

.  This Mortgage shall be binding upon the parties hereto and upon the successors, assigns and vendees of the Mortgagor and shall inure to the benefit of the parties hereto and their respective successors and assigns; all references herein to the Mortgagor and to the Pari Passu Agent shall be deemed to include their respective successors and assigns.  The Mortgagor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Mortgagor. Wherever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. The Secured Parties shall be third party beneficiaries of the Mortgagor’s representations, warranties, covenants and agreements hereunder.

Section 5.5 WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION, AND REDEMPTION LAWS

.  The Mortgagor agrees, to the full extent permitted by law, that neither the Mortgagor nor anyone claiming through or under it shall set up, claim or seek to take advantage of any appraisement, valuation, stay, homestead or extension law, whether now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof; and the Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that the Pari Passu Agent or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.  To the fullest extent permitted by law, the Mortgagor irrevocably waives all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof.  The Mortgagor further waives, to the fullest extent it may lawfully do so, all statutory and other rights in its favor, limiting concurrent actions to foreclose this Mortgage and the exercise of other rights with respect to the Obligations Secured, including any right vested in the Mortgagor or any affiliate to limit the right of the Pari Passu Agent to pursue or commence concurrent actions against the Mortgagor or any such affiliate or any property owned by any one or more of them.  Mortgagor further waives, to the extent permitted by applicable law, all errors and imperfections in any proceedings instituted by Pari Passu Agent under this Mortgage and all notices of any Event of Default (except as may be provided for under the terms of this Mortgage) or of Pari Passu Agent’s election to exercise or its actual exercise of any right, remedy or recourse provided for under this Mortgage.

Section 5.6 Interpretation with Other Documents

.  Notwithstanding anything in this Mortgage to the contrary, in the event of a conflict or inconsistency between this Mortgage and the Term Loan Intercreditor Agreement, the provisions of the Term Loan Intercreditor Agreement will govern.  To the extent any provision of this Mortgage specifies performance according to standards established by the Term Loan Intercreditor Agreement, then such specification shall mean the performance that would be required by the Borrower were the Borrower the owner of the Mortgaged Property and the Mortgagor hereunder.  Notwithstanding anything to the contrary contained herein, the lien and security interest granted to Pari Passu Agent pursuant to this Mortgage and the exercise of any right or remedy by Pari Passu Agent hereunder are subject to the provisions of the Term Loan Intercreditor Agreement.  In the event of any conflict or inconsistency between the terms and provisions of the Term Loan Intercreditor Agreement and the terms and provisions of this Mortgage, the terms and provisions of the Term Loan Intercreditor Agreement shall govern and control.

Section 5.7 Future Advances

.  This Mortgage is given for the purpose of securing loan advances and other financial accommodations that any Secured Party may make to or for the benefit of the Mortgagor pursuant and subject to the terms and provisions of the Term Loan Intercreditor Agreement or any other document evidencing or relating to any Obligations Secured.  The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Mortgage shall secure unpaid balances of loan advances and other financial accommodations made after this Mortgage is delivered to the office in which mortgages are recorded in the County, whether made pursuant to an obligation of a Secured Party or otherwise, and in such event, such advances shall be secured to the same extent as if such future advances were made on the date hereof, although there may be no advance made at the time of execution hereof, although there may be no indebtedness outstanding at the time any advance is made.  Such loan advances may or may not be evidenced by guarantees or notes executed pursuant to the ABL Loan Documents.  NOTICE:  This Mortgage secures credit in the amount of $1,700,000,000.00.  Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

Section 5.8 Changes

.  Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  To the extent permitted by law, any agreement hereafter made by the Mortgagor and the Pari Passu Agent relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

Section 5.9 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES

.

(a) The Mortgagor irrevocably (i) submits to the jurisdiction of any state or federal court sitting in the State, or in such other location as may be specified in the Term Loan Intercreditor Agreement, in any action or proceeding arising out of or relating to this Mortgage, and the Mortgagor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any state or federal court sitting in the State or in such other location as may be specified in the Term Loan Intercreditor Agreement.

(b) The provisions of the Term Loan Intercreditor Agreement contained in Sections 8.7 and 8.8 thereof are hereby incorporated by reference as if set out in their entirety in this Mortgage.

(c) To the extent that the Mortgagor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Mortgagor hereby irrevocably waives such immunity in respect of its obligations under this Mortgage.

(d) Mortgagor waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; consents to service of process in any such action or proceeding by the mailing of a copy of such process to the Mortgagor as set forth in Section 5.1 hereof; and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(e) Nothing in this Section shall affect the right of the Pari Passu Agent to serve legal process in any other manner permitted by law or affect the right of the Pari Passu Agent to bring any action or proceeding against the Mortgagor or its property in the courts of any other jurisdiction.

Section 5.10 Time of Essence

. Time is of the essence with respect to the provisions of this Mortgage.

Section 5.11 No Strict Construction

.  The parties hereto have participated jointly in the negotiation and drafting of this Mortgage.  In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Mortgage.

Section 5.12 Pari Passu Agent’s Right to Appear

. After the occurrence of an Event of Default, or in any situation where the Pari Passu Agent or the ABL Controlling Agent reasonably determines that the Mortgagor’s action is not protective of the interest of the Pari Passu Agent in the Mortgaged Property, Pari Passu Agent shall have the right to appear in and defend any legal proceeding brought regarding the Mortgaged Property and to bring any legal proceeding, in the name and on behalf of the Mortgagor or in the Pari Passu Agent’s name, that the ABL Controlling Agent, in its sole discretion, determine is necessary to be brought to protect the Secured Parties’  interest in the Mortgaged Property, as long as Pari Passu Agent provided Mortgagor fifteen (15) days prior written notice of its intent to bring such proceeding, except in the event of an emergency, in which case no prior notice shall be required (but Pari Passu Agent shall promptly thereafter notify Mortgagor of the bringing of such proceeding).  Nothing herein is intended to prohibit Mortgagor from bringing or defending any suit relating to the Mortgaged Property.

Section 5.13 No Liability of Secured Parties

. Notwithstanding anything to the contrary contained in this Mortgage, this Mortgage is only intended as security for the Obligations Secured and the Secured Parties shall not be obligated to perform or discharge, and do not hereby undertake to perform or discharge, any obligation, duty or liability of the Mortgagor with respect to any of the Mortgaged Property.  Unless and until a Secured Party takes title or possession of the Mortgaged Property, either through foreclosure, the taking of a deed in lieu thereof or otherwise, no Secured Party shall be responsible or liable for the control, care, management or repair of the Mortgaged Property or for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any licensee, employee, tenant or stranger or other person.  The Mortgagor agrees to indemnify and hold harmless the Secured Parties from and against all loss, cost and liability incurred by the Mortgagor in connection with any of the foregoing that are not the responsibility of the Secured Parties in accordance with this Section; provided that the Mortgagor shall not be liable for such indemnification to any Secured Party to the extent that resulting from such Secured Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

Section 5.14 Indemnity

.  Mortgagor unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Secured Party and their respective directors, officers, employees, trustees, agents, financial advisors, consultants, affiliates and controlling persons (each such person, an “Indemnitee”) for any damages, costs, loss or expense, including response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following:  (i) any presence, release, threatened release or disposal of any Hazardous Material by Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (ii) the operation or violation of any Environmental Law by Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (iii) any claim for personal injury, property damage related to Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (iv) any claim for actual or threatened injury to, destruction of or loss of natural resources in connection with Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property and (v) the inaccuracy or breach of any environmental representation, warranty or covenant by Mortgagor  made herein or in any of the ABL Loan Documents evidencing or securing any obligation  under the ABL Loan Documents or setting forth terms and conditions applicable thereto or otherwise relating thereto.  The foregoing indemnity shall survive the termination of this Mortgage and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder.

Section 5.15 Variable Interest Rate

.  The Obligations Secured include obligations that bear interest at rates that vary from time to time, as provided in the ABL Loan Documents and the other documents relating to the Obligations Secured.

Section 5.16 Statutory Notice

.  IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS MORTGAGE SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS MORTGAGE MAY BE LEGALLY ENFORCED.  YOU MAY CHANGE THE TERMS OF THIS MORTGAGE ONLY BY ANOTHER WRITTEN AGREEMENT.  THIS NOTICE IS ALSO EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 5.17 Limitation of Liability

.  Notwithstanding any other provision of this Mortgage or any of the ABL Loan Documents, the liability of the Mortgagor hereunder shall not exceed the maximum amount of liability that the Mortgagor can incur without rendering this Mortgage void or voidable under any applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount (and, to the extent necessary to comply with the foregoing under any applicable law, the Obligations Secured shall be reduced to such maximum amount).

Section 5.18 The Lease

.

Mortgagor represents and warrants and agrees as of the date hereof as follows:

(a) Mortgagor has delivered to Mortgagee a true, correct and complete copy of the Subject Lease, including all amendments and modifications thereto existing as of the date hereof.

(b) Except as expressly permitted under the ABL Loan Documents, Mortgagor shall not enter into any new leases of all or any portion of the Mortgaged Property except with Mortgagee’s prior written consent which consent shall not be unreasonably withheld or delayed.

(c) No material default now exists under the Subject Lease. To Mortgagor’s knowledge, no event has occurred that, with the giving of notice or the passage of time or both, 17 would constitute such a material default or would entitle Mortgagor or any other party under the Subject Lease to cancel the same.

(d) Except for this Mortgage or other assignments in favor of Mortgagee, Mortgagor has not executed any assignment or pledge of the Subject Lease or of Mortgagor’s right, title and interest in the same.

(e) This Mortgage does not constitute a violation or default under the Subject Lease, and is, and shall at all times constitute a valid lien (subject only to matters permitted by this Mortgage) on Mortgagor’s interests in the Subject Lease.

(f) Mortgagor shall perform and observe, in all material respects, all terms, covenants, and conditions to the extent required to be performed and observed by Mortgagor as Lessee under the Subject Lease.  Mortgagor shall enforce, in all material respects, the Lessor’s obligations under the Subject Lease.

(g) Mortgagor shall promptly deliver to Mortgagee a copy of any notice of default or termination that it receives from the Lessor with respect to the Subject Lease.  Mortgagor shall promptly notify Mortgagee of any written request that either party to the Subject Lease makes for arbitration pursuant to the Subject Lease and the guidelines of the institution of any such arbitration.  Mortgagor shall promptly deliver to Mortgagee a copy of the arbitrators’ written determination in each such arbitration.  Mortgagee may participate in any such arbitration in such manner as Mortgagee shall determine appropriate following an Event of Default and during the continuance thereof, to the exclusion of Mortgagor if so determined by Mortgagee in its reasonable discretion.

(h) Subject to the terms of the ABL Loan Documents, Mortgagor shall not, without Mortgagee’s consent, (i) enter into any modification or amendment of the Subject Lease or (ii) consent to any action requested by Lessor or any third party as required pursuant to the terms and provisions of such Lease, in each case, if the same would have a material adverse effect on Mortgagor’s day-to-day operations at the Mortgaged Property.

(i) Mortgagor’s obligations under this Mortgage are independent of and in addition to Mortgagor’s obligations under the Subject Lease.  Nothing in this Mortgage shall be construed to require Mortgagor or Mortgagee to take or omit to take any action that would cause a default under the Subject Lease.

Section 5.19 Treatment of the Lease in Bankruptcy

.

(a) If the Lessor rejects or disaffirms, or seeks or purports to reject or disaffirm, the Subject Lease pursuant to any Bankruptcy Law, then Mortgagor shall not exercise the 365(h) Election except as otherwise provided in this Mortgage.  To the extent permitted by law, Mortgagor shall not suffer or permit the termination of any Subject Lease by exercise of the 365(h) Election or otherwise without Mortgagee’s consent.  Mortgagor acknowledges that because the Subject Lease is a primary element of Mortgagee’s security for the Obligations secured hereunder, it is not anticipated that Mortgagee would consent to termination of the Subject Lease.  If Mortgagor makes any 365(h) Election in violation of this Mortgage, then such 365(h) Election shall be void and of no force or effect.

(b) To the extent permissible under law, Mortgagor hereby assigns to Mortgagee the right to make the 365(h) Election with respect to the Subject Lease until the Obligations secured hereunder have been satisfied in full.  Mortgagor acknowledges and agrees that the foregoing assignment of the 365(h) Election and related rights is one of the rights that Mortgagee may use at any time to protect and preserve Mortgagee’s other rights and interests under this Mortgage.  Mortgagor further acknowledges that exercise of the 365(h) Election in favor of terminating the Subject Lease would constitute waste prohibited by this Mortgage.  Mortgagor acknowledges and agrees that the 365(h) Election is in the nature of a remedy available to Mortgagor under the Subject Lease, and is not a property interest that Mortgagor can separate from the Subject Lease as to which it arises.  Therefore, Mortgagor agrees and acknowledges that exercise of the 365(h) Election in favor of preserving the right to possession under the Subject Lease shall not be deemed to constitute Mortgagee’s taking or sale of the Land (or any element thereof) and shall not entitle Mortgagor to any credit against the Obligations secured hereunder or otherwise impair Mortgagee’s remedies.

(c) Mortgagor acknowledges that if the 365(h) Election is exercised in favor of Mortgagor’s remaining in possession under the Subject Lease, then Mortgagor’s resulting occupancy rights, as adjusted by the effect of Section 365 of the Bankruptcy Code, shall then be part of the Mortgaged Property and shall be subject to the lien of this Mortgage.

Section 5.20 Rejection of the Lease by Lessor

.  If the Lessor rejects or disaffirms the Subject Lease or purports or seeks to disaffirm such Subject Lease pursuant to any Bankruptcy Law, then:

(a) Mortgagor shall remain in possession of the Land demised under the Subject Lease and shall perform all acts necessary for Mortgagor to remain in such possession for the unexpired term of such Subject Lease (including all renewals), whether the then existing terms and provisions of such Subject Lease require such acts or otherwise; and

(b) All the terms and provisions of this Mortgage and the lien created by this Mortgage shall remain in full force and effect and shall extend automatically, to the extent permitted by law, to all of Mortgagor’s rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Code, including all of Mortgagor’s rights to remain in possession of the Land.

Section 5.21 Assignment of Claims to Mortgagee

.  Mortgagor shall notify Mortgagee promptly (i) upon learning of Lessor’s rejection of the Subject Lease pursuant to any Bankruptcy Law or (ii) in the event that Mortgagor sends any notice of default to Lessor pursuant to the terms of the Subject Lease. Mortgagor unconditionally assigns, transfers, and sets over to Mortgagee any and all Lease Damage Claims. This assignment constitutes a present, irrevocable, and unconditional assignment of the Lease Damage Claims, and shall continue in effect until this Mortgage is released or terminated in accordance with Section 5.3.

Section 5.22 Offset by Mortgagor

.  If pursuant to Section 365(h)(1)(B) of the Bankruptcy Code or any other similar Bankruptcy Law,  Mortgagor seeks to offset against any rent under the Subject Lease the amount of any Lease Damage Claim, then Mortgagor shall notify Mortgagee of its intent to do so at least twenty (20) days before effecting such offset.  Such notice shall set forth the amounts proposed to be so offset and the basis for such offset.  If Mortgagee reasonably objects to all or any part of such offset, then Mortgagor shall not effect any offset of the amounts to which Mortgagee reasonably objects.  If Mortgagee approves such offset, then Mortgagor may effect such offset as set forth in Mortgagor’s notice.  Neither Mortgagee’s failure to object, nor any objection or other communication between Mortgagee and Mortgagor that relates to such offset, shall constitute Mortgagee’s approval of any such offset.  Mortgagor shall indemnify Mortgagee against any offset against the rent reserved in any Lease.

Section 5.23 Mortgagor’s Acquisition of Interest in Leased Parcel

.  If Mortgagor acquires the fee or any other interest in any Land or Improvements originally subject to the Subject Lease, then, such acquired interest shall immediately become subject to the lien of this Mortgage as fully and completely, and with the same effect, as if Mortgagor now owned it and as if this Mortgage specifically described it, without need for the delivery and/or recording of a supplement to this Mortgage or any other instrument.  In the event of any such acquisition, the fee and leasehold interests in such Land or Improvements, unless Mortgagee elects otherwise in writing, remain separate and distinct and shall not merge, notwithstanding any principle of law to the contrary.

Section 5.24 New Lease Issued to Agent

.  If the Subject Lease is for any reason whatsoever terminated before the expiration of its term and, pursuant to any provision of the Subject Lease, Mortgagee or its designee shall acquire from Lessor a new lease of the relevant leased premises, then Mortgagor shall have no right, title or interest in or to such new lease or the estate created thereby.

Section 5.25 Second Lien Status

.  Notwithstanding anything herein to the contrary, the lien and security interest granted to or for the benefit of Mortgagee under this Mortgage and the exercise of any right or remedy by hereunder are subject to the provisions of the Term Loan Intercreditor Agreement.  In the event of any conflict between the terms of the Term Loan Intercreditor Agreement and this Mortgage, the terms of the Term Loan Intercreditor Agreement shall govern and control.  Any reference in this Mortgage to “second priority lien” or words of similar effect in describing the security interests created hereunder shall be understood to refer to such priority as set forth in the Term Loan Intercreditor Agreement.  All representations, warranties, and covenants in this Mortgage shall be subject to the provisions and qualifications set forth in this Section 5.25.

Article 6 LOCAL LAW PROVISIONS

Section 6.1 Local Law Provisions.  In the event of any conflict between the terms and provisions of any other sections of this Mortgage and this Section 6.1, the terms and provisions of this Section 6.1 shall govern and control.

(a) It is the express intention of Mortgagor and Mortgagee that the rights, remedies, powers and authorities conferred upon the Mortgagee pursuant to this Mortgage shall include all rights, remedies, powers and authorities that a mortgagor may confer upon a mortgagee under the Illinois Mortgage Foreclosure Law (735 ILCS § 5/15-1101 et seq.) (the “IMFL”) and/or as otherwise permitted by applicable law, as if they were expressly provided for herein.  In the event that any provision in this Mortgage shall be inconsistent with any provision in the IMFL, the provisions of the IMFL shall take precedent over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the IMFL.

(b) Without limiting the generality of the foregoing, all expenses incurred by Mortgagee to the extent reimbursable under Sections 15-1510 and 15-1512 of the IMFL, whether incurred before or after any decree or judgment of foreclosure, and whether provided for in this Mortgage, shall be added to the indebtedness secured by this Mortgage or by the judgment of foreclosure.

(c) In addition to any provision of this Mortgage authorizing Mortgagee to take or be placed in possession of the Mortgaged Property, or for the appointment of a receiver, Mortgagee shall have the right, in accordance with Sections 5/15-1701 and 5/15-1702 of IMFL, to be placed in possession of the Mortgaged Property or, at its request, to have a receiver appointed, and such receiver, or Mortgagee, if and when placed in possession, shall have, in addition to any other powers provided in this Mortgage, all rights, powers, immunities and duties, as provided for in Sections 5/15-1701, 5/15-1702, 5/15-1703 and 5/15-1704 of the IMFL.  The powers, authorities and duties conferred upon the Mortgagee, in the event that the Mortgagee takes possession of the Mortgaged Property, and upon a receiver hereunder, shall also include all such powers, authority and duties as may be conferred upon an Mortgagee in possession or receiver under and pursuant to the IMFL.  To the extent the IMFL may limit the powers, authorities and duties purportedly conferred hereby, such power, authorities and duties shall include those allowed, and be limited as proscribed by IMFL at the time of their exercise or discharge.

(d) MORTGAGOR KNOWINGLY AND VOLUNTARILY RELEASES AND WAIVES, ON BEHALF OF ITSELF AND ALL PERSONS OR ENTITIES NOW OR HEREAFTER INTERESTED IN THE MORTGAGED PROPERTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW INCLUDING IMFL, (I) ALL RIGHTS UNDER ALL APPRAISEMENT, HOMESTEAD, MORATORIUM, VALUATION, EXEMPTION, STAY, EXTENSION, REDEMPTION, SINGLE ACTION, ELECTION OF REMEDIES AND MARSHALING STATUTES, LAWS OR EQUITIES NOW OR HEREAFTER EXISTING, (II) ANY AND ALL REQUIREMENTS THAT AT ANY TIME ANY ACTION MAY BE TAKEN AGAINST ANY OTHER PERSON OR ENTITY AND

MORTGAGOR AGREES THAT NO DEFENSE BASED ON ANY THEREOF WILL BE ASSERTED IN ANY ACTION ENFORCING THIS MORTGAGE, AND (III) ANY AND ALL RIGHTS TO REINSTATEMENT AND REDEMPTION AS ALLOWED UNDER SECTION 15-1601(B) AND SECTION 1602 OF THE IMFL OR TO CURE ANY DEFAULTS, EXCEPT SUCH RIGHTS OF REINSTATEMENT AND CURE AS MAY BE EXPRESSLY PROVIDED BY THE TERMS OF THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS.

(e) MORTGAGOR HEREBY KNOWINGLY AND VOLUNTARILY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS OF REDEMPTION FROM SALE OR OTHERWISE UNDER ANY ORDER OR DECREE OF FORECLOSURE, DISCLAIMS ANY STATUS WHICH IT MAY HAVE AS AN “OWNER OF REDEMPTION” AS THAT TERM MAY BE DEFINED IN SECTION 15-1212 OF THE IMFL, PURSUANT TO RIGHTS HEREIN GRANTED, ON BEHALF OF MORTGAGOR AND ALL PERSONS BENEFICIALLY INTERESTED THEREIN, AND EACH AND EVERY PERSON ACQUIRING ANY INTEREST IN, OR TITLE TO, THE MORTGAGED PROPERTY DESCRIBED HEREIN SUBSEQUENT TO THE DATE OF THIS MORTGAGE, AND ON BEHALF OF ALL OTHER PERSONS TO THE FULLEST EXTENT PERMITTED BY THE PROVISIONS OF THE ILLINOIS STATUTES.

(f) Mortgagor acknowledges that the transaction of which this Mortgage is a part, is a transaction which does not include either agricultural real estate (as defined in Section 15-1201 of the IMFL) or residential real estate (as defined in Section 15-1219 of the IMFL).

(i) Mortgagor represents and warrants to Mortgagee that the proceeds of the obligations secured hereby shall be used solely for business purpose, and the entire principal obligations secured by this Mortgage constitute (i) a “business loan” as that term is defined in, and for all purposes of, 815 ILCS 205/4(1)(c), and (ii) a “loan secured by a mortgage on real estate” within the purview and operation of 815 ILCS 205/4(1).

(g) The maximum indebtedness secured by this Mortgage shall not exceed two hundred percent (200%) of the aggregate original principal amount of the Loans.
(h) Protective Advances.

(i) All advances, disbursements and expenditures made by Mortgagee before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise by authorized by this Mortgage and/or the other Loan Documents or by the IMFL (collectively “Protective Advances”), shall have the benefit of all applicable provisions of the IMFL, including those provisions of the IMFL hereinbelow referred to:

i.

all advances by Mortgagee in accordance with the terms of this Mortgage and/or the other Loan Documents to: (A) preserve or maintain, repair, restore or rebuild the improvements upon the Mortgaged Property; (B) preserve the lien of this Mortgage or the priority hereof; or (C) enforce this

Mortgage, each as referred to in subsection (b)(5) of Section 5/15-1302 of the IMFL;
ii.

payments by Mortgagee of: (A) when due, installments of principal, interest or other obligations in accordance with the terms of any senior mortgage or other prior lien or encumbrance; (B) when due installments of real estate taxes and assessments, general and special and all other taxes and assessments of any kind or nature whatsoever which are assessed or imposed upon the Mortgaged Property or any part thereof; (C) other obligations authorized by this Mortgage; or (D) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title, as referred to in Section 5/15-1505 of the IMFL;

iii.	advances by Mortgagee in settlement or compromise of any claims asserted by claimants under senior mortgages or any other prior liens;
iv.

attorneys’ fees and other costs incurred: (A) in connection with the foreclosure of this Mortgage as referred to in Sections 1504(d)(2) and 5/15-1510 of the IMFL; (B) in connection with any action, suit or proceeding brought by or against the Mortgagee for the enforcement of this Mortgage or arising from the interest of the Mortgagee hereunder; or (C) in the preparation for the commencement or defense of any such foreclosure or other action related to this Mortgage or the Mortgaged Property;

v.

Mortgagee’s fees and costs, including attorneys' fees, arising between the entry of judgment of foreclosure and the confirmation hearing as referred to in Subsection (b)(l) of Section 5/15-1508 of the IMFL;

vi.	expenses deductible from proceeds of sale as referred to in subsections (a) and (b) of Section 5/15-1512 of the IMFL;
vii.

expenses incurred and expenditures made by Mortgagee for any one or more of the following:  (A) if the Mortgaged Property or any portion thereof constitutes one or more units under a condominium declaration, assessments imposed upon the unit owner thereof which are required to be paid; (B) if Mortgagor's interest in the Mortgaged Property is a leasehold estate under a lease or sublease, rentals or other payments required to be made by the lessee under the terms of the lease or sublease; (C) premiums for casualty and liability insurance paid by Mortgagee whether or not Mortgagee or a receiver is in possession, if reasonably required, in reasonable amounts, and all renewals thereof, without regard to the limitation to maintaining of existing insurance in effect at the time any receiver or Mortgagee takes possession of the Mortgaged Property imposed by subsection (c)(l) of Section 5/15-1704 of the IMFL; (D) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; (E) payments required or deemed by Mortgagee to be for the benefit of the Mortgaged Property or required to be made by the owner of the Mortgaged Property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Mortgaged Property; (F) shared or common expense assessments payable to any association or corporation in which the owner of the Mortgaged Property is a member in any way affecting the Mortgaged Property; (G) if the Loans are a construction loan, costs incurred by Mortgagee for demolition, preparation for and completion of construction, as may be authorized by the applicable commitment, loan agreement or other agreement; and (H) pursuant to any lease or other agreement for occupancy of the Mortgaged Property for amounts required to be paid by Mortgagor;

viii.

all Protective Advances shall be so much additional indebtedness secured by this Mortgage, and shall become immediately due and payable without notice and with interest thereon from the date of the advance until paid at the rate due and payable after a default under the terms of the Loan Documents;

ix.

this Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded pursuant to subsection (b)(l) of Section 5/15-1302 of the IMFL; and all Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the provisions of the IMFL, apply to and be included in:

(A)	determination of the amount of indebtedness secured by this Mortgage at any time;
(B)

the indebtedness found due and owing to the Mortgagee in the judgment of foreclosure and any subsequent supplemental judgments, orders, adjudications or findings by the court of any additional indebtedness becoming due after such entry of judgment, it being agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose;

(C)	determination of amount deductible from sale proceeds pursuant to Section 5/15-1512 of the IMFL;
(D)	application of income in the hands of any receiver or Mortgagee in possession; and
(E)	computation of any deficiency judgment pursuant to Subsections (b)(2) and (e) of Section 5/15‑1508 and Section 5/15-1511 of the IMFL.

(j)Mortgagee hereby gives the following notice to Mortgagor pursuant to 815 ILCS § 180/10: "Unless you provide us with evidence of the insurance coverage required by your agreement with us, we may purchase insurance at your expense to protect our interests in your collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the collateral. You may later cancel any insurance purchased by us, but only after providing us with evidence that you have obtained insurance as required by our agreement. If we purchase insurance for the collateral, you will be responsible for the costs of that insurance, including interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own."

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:	Green Plains Madison LLC, a Delaware limited liability company
	By:	/s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

STATE OF NEBRASKA)

) ss.:

COUNTY OF DOUGLAS)

Personally appeared before me, the undersigned authority in and for the said county and state, on this 29th day of March, 2018, within my jurisdiction, the within named Michelle Mapes, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed in the above and foregoing instrument and acknowledged that she executed the same in her representative capacity, and that by her signature on the instrument, and as the act and deed of the person or entity upon behalf of which she acted, executed the above and foregoing instrument, after first having been duly authorized so to do.

/s/ Michelle Mapes

Notary Public

My commission expires:

9/29/20

S-1

EXHIBIT A
Legal Description

The leasehold estate, created by the instrument herein referred to as the lease, executed by Tri-City Regional Port District, as lessor, and Abengoa Bioenergy of Illinois, LLC, as lessee, dated November 13, 2007 which lease, or Memorandum thereof, was recorded November 15, 2007 as Document No. 2007R59587, which lease demises the following described land for a term of years as set forth therein, said land being described as follows:

That part of the Southwest Quarter of Section 23 and part of the Northwest Quarter of Section 26 in Township 3 North, Range 10 West of the Third Principal Meridian, Madison County, Illinois, described as follows:

Commencing at the Southwest comer of Cedar Street and Chicago Avenue; thence on an assumed bearing South 28 Degrees 06 Minutes 42 Seconds West, 5,056.07 feet to the point of beginning. From said point of beginning; thence South 18 Degrees 10 Minutes 45 Seconds West, 1,921.90 feet to the Northerly line of Bissell Street (80 feet wide); thence in a Westerly and Northerly direction on the right of way line of Bissell Street (80 feet wide) the following five (5) courses and distances; 1) North 71 Degrees 53 Minutes 06 Seconds West, 954.58 feet; 2) thence Northwesterly 395.23 feet on a curve to the right having a radius of 460.00 feet, the chord of said curve bears North 47 Degrees 16 Minutes 15 Seconds West, 383.19 feet; 3) thence North 22 Degrees 39 Minutes 23 Seconds West, 842.88 feet; 4) thence Northerly 327.86 feet on a curve to the right having a radius of 460.00 feet, the chord of said curve bears North 02 Degrees 14 Minutes 17 Seconds West, 320.96 feet; 5) thence North 18 Degrees 10 Minutes 49 Seconds East, 1,105.16 feet; thence Southeasterly 523.56 feet on a non-tangent curve to the left having a radius of 598.69 feet, the chord of said curve bears South 46 Degrees 41 Minutes 11 Seconds East, 507.03 feet; thence South 18 Degrees 09 Minutes 43 Seconds West, 65.00 feet; thence South 71 Degrees 50 Minutes 17 Seconds East, 1,507.18 feet to the point of beginning, in Madison County, Illinois.

LESS AND EXCEPT That Part thereof described in the unrecorded Sublease as disclosed by that certain Memorandum of Sublease filed October 14, 2016, as Document No. 2016R36574.

Parcel No.:  21-1-35-26-00-000-000.230

Exhibit A-1